                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-47035 of Nordstrom, Inc. on Form S-3 of our reports dated March 10, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Nordstrom, Inc. for the year ended January 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP


Seattle, Washington
March 10, 1998